Exhibit 99.1

NIELSEN HOLDINGS B.V. ANNOUNCES PRELIMINARY FISCAL YEAR 2010 RESULTS

NEW YORK, NEW YORK, January 18, 2011—Nielsen Holdings B.V. (“Nielsen”) today announced preliminary financial results for the fiscal year ended December 31, 2010.

Revenues for such fiscal year are expected to have been between $5,110 million and $5,130 million, an increase of between 6.3% and 6.7% from revenues of $4,808 million for the fiscal year ended December 31, 2009 on an as reported basis and an increase of between 5.8% and 6.2% on a constant currency basis. Constant currency revenue growth represents the percentage growth in revenues from the prior year period removing the positive and negative impacts of changes in foreign currency exchange rates. The estimated increase in revenues for the year is primarily related to continued geographic expansion and increased spending from both new and existing customers on information and analytical services within both Nielsen’s Buy and Watch segments. Nielsen’s revenue performance and related trends both on a full year basis and within the fourth quarter were consistent with those noted within Nielsen’s “Management’s Discussion and Analysis” for the nine months ended September 30, 2010 included in its registration statement on Form S-1 as filed with the Securities and Exchange Commission.

Operating income, as calculated in accordance with generally accepted accounting principles (“GAAP”), for the fiscal year ended December 31, 2010 is expected to have been between $715 million and $735 million. Nielsen’s operating income results and the factors driving those results are also consistent with the discussion within the Management’s Discussion and Analysis for the nine months ended September 30, 2010. These results are primarily driven by the growth of revenues in the Watch and Buy segments, as well as cost savings from productivity initiatives, offset in part by investments in technology infrastructure initiatives.

As of December 31, 2010, Nielsen had approximately $400 million of cash and cash equivalents and approximately $8,600 million of indebtedness outstanding. During the fourth quarter of 2010, Nielsen issued $1,080 million principal amount of 7 3/4% notes due in 2018 and redeemed all $870 million principal amount of its 10% senior notes due 2014 and also redeemed all €150 million principal amount of its 9% senior notes also due in 2014.

Nielsen has provided a range, rather than a specific amount, for the preliminary results described above primarily because its financial closing procedures for the year ended December 31, 2010 are not yet complete and, as a result, Nielsen expects that its final results upon completion of its closing procedures may vary from the preliminary estimates within the ranges as described above.

Nielsen believes that revenue performance and operating income for the year are critical measures of its overall financial performance and, although it has not yet completed its consolidated financial statements as of this filing, Nielsen believes that it is able to provide a meaningful range of these financial performance measures as a result of the following factors:

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Nielsen performs monthly procedures over certain consolidated financial information, which include discussions with business and functional leaders and comparisons of revenue performance and earnings before interest, taxes, depreciation and amortization performance to its annual budget, updated forecasts and prior periods both on an as reported and constant currency basis.

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Nielsen’s senior management holds weekly financial performance discussions with business and functional leaders in order to discuss intra-month performance in comparison to internal forecasts in order to achieve a more accurate understanding of each month’s financial results including considerations of performance risks and opportunities in comparison to internal forecasts.

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Nielsen’s corporate accounting and consolidation group performs quarterly closing calls and other review procedures for each underlying business or functional unit that reports into the consolidated group, a process that has commenced for the 2010 fiscal year, including separate analyses over depreciation and amortization expense.

Nielsen is not able to provide a comparable estimated range for net income for the fiscal year ended December 31, 2010 as it has not yet determined certain line items used to calculate net income beyond what is used to calculate operating income, such as gains or losses on financial instruments, equity income or loss of affiliated companies and the benefit or provision for income taxes.

Nielsen expects to complete its closing procedures with respect to the year ended December 31, 2010 in February 2011.

Forward-Looking Statements

This press release contains forward-looking information including Nielsen’s expectations for revenues and operating income for the fiscal year ended December 31, 2010. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words like “may,” “believe,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “initiative” or “continue.” These forward-looking statements are based on Nielsen’s current plans and expectations and are subject to a number of known and unknown uncertainties and risks, many of which are beyond its control, that could significantly affect current plans and expectations and its future financial position and results of operations. These factors include, but are not limited to:

•	the timing and scope of technological advances;

•	consolidation in Nielsen’s customers’ industries may reduce the aggregate demand for its services;

•	customer procurement strategies that could put additional pricing pressure on Nielsen;

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general economic conditions, including the effects of the current economic environment on advertising spending levels, the costs of, and demand for, consumer packaged goods, media, entertainment and technology products and any interest rate or exchange rate fluctuations;

•	Nielsen’s substantial indebtedness;

•	certain covenants in Nielsen’s debt documents and its ability to comply with such covenants;

•	regulatory review by governmental agencies that oversee information gathering and changes in data protection laws;

•	the ability to maintain the confidentiality of Nielsen’s proprietary information gathering processes and intellectual property;

•	intellectual property infringement claims by third parties;

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risks to which Nielsen’s international operations are exposed, including local political and economic conditions, the effects of foreign currency fluctuations and the ability to comply with local laws;

•	criticism of Nielsen’s audience measurement services;

•	the ability to attract and retain customers and key personnel;

•	the effect of disruptions to Nielsen’s information processing systems;

•	the effect of disruptions in the mail, telecommunication infrastructure and/or air services;

•	the impact of tax planning initiatives and resolution of audits of prior tax years;

•	future litigation or government investigations;

•	the impact of competitive products;

•	the financial statement impact of changes in generally accepted accounting principles; and

•	the ability to successfully integrate Nielsen in accordance with its strategy and success of its joint ventures.

Nielsen cautions you that the foregoing list of important factors may not contain all of the material factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this press release may not in fact occur. Nielsen undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Non-GAAP Disclosure

Certain financial information provided in this press release has not been presented in accordance with GAAP. Nielsen believes providing constant currency information provides valuable supplemental information regarding its results of operations, consistent with how it evaluates its performance. Nielsen calculates constant currency percentages by converting its prior-period local currency financial results using the current period foreign currency exchange rates and comparing these adjusted amounts to its current period reported results. This calculation may differ from similarly titled measures used by others and, accordingly, the constant currency presentation is not meant to be a substitution for recorded amounts presented in conformity with GAAP nor should such amounts be considered in isolation.

Availability of Prospectus

Nielsen has filed the Registration Statement (including prospectuses) with the SEC for the offerings to which this communication relates. Before you invest, you should read the relevant prospectus in the Registration Statement and other documents Nielsen has filed with the SEC for more complete information about Nielsen and these offerings. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Copies of the preliminary prospectus related to the offering may be obtained from: J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, or by calling toll-free at 1-866-803-9204, or Morgan Stanley & Co. Incorporated; Attn: Prospectus Dept., 180 Varick Street, 2nd Floor, New York, NY 10014, Email: prospectus@morganstanley.com, or by calling toll-free at 1-866-718-1649.

About Nielsen

Nielsen is a global information and measurement company with leading market positions in marketing and consumer information, television and other media measurement, online intelligence, mobile measurement, trade shows and related assets. Nielsen has a presence in approximately 100 countries, with headquarters in New York, USA.

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Contact: Ed Dandridge

Chief Communications Officer

The Nielsen Company

(646) 654-8656

ed.dandridge@nielsen.com

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